Exhibit 3.1

IMPAC MORTGAGE HOLDINGS, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST: The title of the document being corrected is Articles of Amendment (the “Articles of Amendment”).

SECOND: The sole party to the Articles of Amendment is Impac Mortgage Holdings, Inc., a Maryland corporation (the “Corporation”).

THIRD: The Articles of Amendment were filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on June 29, 2009 at 3:11 p.m.

FOURTH: Article FIRST of the Articles of Amendment as previously filed with SDAT purported to amend and restate (the “Amendment and Restatement”) all the provisions of the Articles Supplementary of the Corporation filed with SDAT on May 26, 2004 relating to the 9.375% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), as set forth on Exhibit A attached hereto.

FIFTH: As determined by the Judgment Order by the Circuit Court for Baltimore City, dated July 16, 2018, as modified in the Judgement Order by the Circuit Court for Baltimore City, dated July 24, 2018, in the matter Curtis J. Timm, et al v Impac Mortgage Holdings, Inc., et al., the Amendment and Restatement were not validly adopted pursuant to Maryland law and is of no force or effect and, therefore, the Amendment and Restatement contain an error.

SIXTH: As a result, all of the original provisions of the Articles Supplementary filed with SDAT on May 26, 2004 relating to the Series B Preferred Stock remain unamended and are hereby corrected by this Certificate of Correction, as set forth on Exhibit B attached hereto.

SEVENTH: Each of the undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation, and further, as to all matters or facts required to be verified under oath, each of the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the entity on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

-SIGNATURE PAGE FOLLOWS-

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its Senior Vice President and attested to by its Secretary on this 14th day of July, 2022.

ATTEST:	IMPAC MORTGAGE HOLDINGS, INC.

/s/ Justin Moisio	By:	/s/ Joe Joffrion
Name:Justin Moisio	Name: Joe Joffrion
Title: Secretary	Title: Senior Vice President

Exhibit A

Articles of Amendment

[See Attached]

IMPAC MORTGAGE HOLDINGS, INC.

Articles of Amendment

Impac Mortgage Holdings, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Articles Supplementary of the Corporation establishing and fixing the rights and preferences of the Corporation’s 9.375% Series B Cumulative Redeemable Preferred Stock accepted for record by the State Department of Assessments and Taxation of Maryland on May 26, 2004 (the “Articles Supplementary”) and forming a part of the charter of the Corporation (the “Charter”) shall be amended as follows:

1.             The Articles Supplementary shall be amended and restated and replaced as follows:

Series B Preferred Stock

(1)      DESIGNATION AND NUMBER.  A series of preferred stock, designated the “9.375% Series B Cumulative Redeemable Preferred Stock” (the “Series B Preferred Stock”), is hereby established.  The number of shares of the Series B Preferred Stock shall be 2,000,000.

(2)      RANK.  The Series B Preferred Stock shall, with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock, to the Series A Junior Participating Preferred Stock (as defined in the Charter) and to all equity securities of the Corporation the terms of which specifically provide that such equity securities rank junior to such Series B Preferred Stock; (b) on a parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on parity with the Series B Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock.  The term “equity securities” shall not include convertible debt securities.

(3)      DIVIDENDS.

(a)                 Holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate of 9.375% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.34375 per share).  Such dividends shall not be cumulative and shall, if declared, be payable quarterly on March 31, June 30, September 30, and December 31 of each year or, if not a business day, the prior preceding business day (each, a “Dividend Payment Date”).  Any dividend payable on the Series B Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b)                No dividends on shares of Series B Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)                The Corporation shall not be obligated to pay any unpaid dividend accrued on or prior to the effective date of these Articles of Amendment.

(d)                Intentionally Omitted.

(e)                When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series B Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock in that respective quarter shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio in that respective quarter.  No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B Preferred Stock which is declared but unpaid.

(f)                 Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest declared but unpaid dividend due with respect to such shares which remains payable.  Holders of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of dividends on the Series B Preferred Stock which have been declared as described above.

(4)                LIQUIDATION DISTRIBUTION.

(a)                Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, the sum of a liquidation preference of $25.00 per sharebefore any distribution of assets is made to holders of Common Stock or any series of preferred stock of the Corporation that ranks junior to the Series B Preferred Stock.

(b)                In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

2

(c)                After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(d)                Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e)                 The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5)                REDEMPTION.

(a)                Right of Optional Redemption.  The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.  If applicable, in order to ensure that the Corporation continues to qualify as a real estate investment trust (“REIT”) for federal income tax purposes, the Series B Preferred Stock will be subject to the provisions of Article VII of the Charter.  Pursuant to Article VII, and without limitation of any provisions of such Article VII, Series B Preferred Stock, together with other equity stock of the Corporation, owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in the Charter) will automatically be transferred to a Trust (as defined in the Charter) for the benefit of a Charitable Beneficiary (as defined in the Charter).  The Corporation, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share.   If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b)                Intentionally Omitted.

(c)                Rights to Dividends on Shares Called for Redemption.  The Corporation will make no payment or allowance for declared and unpaid dividends on Series B Preferred Stock which is redeemed.

3

(d)                Procedures for Redemption.

(i)                 Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)                In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of shares of Series B Preferred Stock to be redeemed; and (D) the place or places where the Series B Preferred Stock is to be surrendered for payment of the redemption price.  If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(iii)               If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, from and after the redemption date, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.  Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place designated in such notice.  Upon surrender in accordance with said notice of the certificates for shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series B Preferred Stock shall be redeemed by the Corporation at the redemption price.  In case less than all the shares of Series B Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred Stock without cost to the holder thereof.

(iv)               The deposit of funds with a bank or trust corporation for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

(A)                the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings:  and

(B)                 any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

4

(e)                Application of Article VII.  The shares of Series B Preferred Stock are subject to the provisions of Article VII of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Trust (as defined in such Article).  For this purpose, the market price of the Series B Preferred Stock shall equal $25.00 per share.

(f)                 Status of Redeemed Shares.  Any shares of Series B Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued preferred stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board of Directors.

(6)                VOTING RIGHTS.

(a)                Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below.

(b)               So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class with all series of Parity Preferred that the Corporation may issue upon which like voting rights have been conferred and are exercisable), (i) amend, alter or repeal any of the provisions of the Charter, so as to materially and adversely affect any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series B Preferred Stock or the holders thereof; provided, however, that any increase or decrease in the number of the authorized preferred stock (subject to the limit that the number of authorized shares of preferred stock shall not be decreased below the number issued and outstanding at such time), including the number of Series B Preferred Stock (subject to the limit that the number of authorized shares of Series B Preferred Stock shall not be decreased below the number issued and outstanding at such time), or the creation or issuance of any additional Series B Preferred Stock or other series of preferred stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking senior to or on a parity with or junior to the Series B Preferred Stock that the Corporation may issue with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up, shall be deemed not to materially and adversely affect such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption; or (ii) enter into, approve, or otherwise facilitate a binding share exchange or reclassification involving the Series B Preferred Stock that materially and adversely affects any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series B Preferred Stock or a consolidation, merger or similar transaction involving the Corporation unless in the case of a binding share exchange, reclassification, consolidation, merger or other similar transactions the shares of Series B Preferred Stock remain outstanding with preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption materially unchanged or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case with preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series B Preferred Stock that are not individually or in the aggregate materially less favorable to the holders of the Series B Preferred Stock than the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series B Preferred Stock as described herein.

5

(c)                 The foregoing provision 6(b) will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7)      CONVERSION.  The Series B Preferred Stock is not convertible into or exchangeable for any property or securities of the Corporation.

SECOND:  The 2,000,000 shares of Series B Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD:  The foregoing amendments to the Charter were advised by the Board of Directors and approved by the stockholders of the Corporation as required by law and the Charter.

FOURTH:  The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Secretary and President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 29th day of June, 2009.

ATTEST:			IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Ronald M. Morrison		By:	/s/ William S. Ashmore
	Name:	Ronald M. Morrison		Name:	William S. Ashmore
	Title:	Secretary		Title:	President

7

Exhibit B

Articles Supplementary

[See Attached]

IMPAC MORTGAGE HOLDINGS, INC.

Articles Supplementary

9.375% Series B Cumulative Redeemable Preferred Stock

Impac Mortgage Holdings, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article VI of the Articles of Amendment and Restatement of the Corporation, as amended and supplemented (the “Charter”), the Board of Directors by duly adopted resolutions classified and designated 7,500,000 shares of authorized but unissued Preferred Stock (as defined in the Charter) as shares of 9.375% Series B Cumulative Redeemable Preferred Stock, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article VI of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.

Series B Preferred Stock

(1) DESIGNATION AND NUMBER. A series of preferred stock, designated the “9.375% Series B Cumulative Redeemable Preferred Stock” (the “Series B Preferred Stock”), is hereby established. The number of shares of the Series B Preferred Stock shall be 7,500,000.

(2) RANK. The Series B Preferred Stock shall, with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock, to the Series A Junior Participating Preferred Stock (as defined in the Charter) and to all equity securities of the Corporation the terms of which specifically provide that such equity securities rank junior to such Series B Preferred Stock; (b) on a parity with all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank on parity with the Series B Preferred Stock; and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock. The term “equity securities” shall not include convertible debt securities.

(3) DIVIDENDS.

(a) Holders of the then outstanding shares of Series B Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 9.375% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.34375 per share). Such dividends shall be cumulative from the first date on which any Series B Preferred Stock is issued and shall be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year or, if not a business day, the prior preceeding business day (each, a “Dividend Payment Date”). Any dividend payable on the Series B Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on June 30, 2004 will be for less than the full dividend period). Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

(b) No dividends on shares of Series B Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c) Notwithstanding the foregoing, dividends on the Series B Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series B Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

(d) Except as provided in Section 3(e) below, unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or in shares of any series of preferred stock ranking junior to the Series B Preferred Stock as to the payment of distributions and the distribution of assets upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any preferred stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to the payment of distributions and the distribution of assets upon liquidation, nor shall any shares of Common Stock, or any shares of preferred stock of the Corporation ranking junior to or on a parity with the Series B Preferred Stock as to the payment of distributions and the distribution of assets upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of distributions and the distribution of assets upon liquidation and except for transfers made pursuant to the provisions of Article VII of the Charter).

(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series B Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series B Preferred Stock which may be in arrears.

(f) Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. Holders of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock in excess of full cumulative dividends on the Series B Preferred Stock as described above.

(4) LIQUIDATION DISTRIBUTION.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, the sum of (a) a liquidation preference of $25.00 per share, (b) an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment and (c) the applicable premium (expressed in dollar amount) per share during the applicable period as set forth in the table below, before any distribution of assets is made to holders of Common Stock or any series of preferred stock of the Corporation that ranks junior to the Series B Preferred Stock as to liquidation rights:

12-Month Period	Applicable Premium
May 28, 2004 to May 27, 2005	$2.00
May 28, 2005 to May 27, 2006	$1.75
May 28, 2006 to May 27, 2007	$1.50
May 28, 2007 to May 27, 2008	$1.00
May 28, 2008 to May 27, 2009	$0.50
May 28, 2009 and thereafter	$0.00

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking on a parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(5) REDEMPTION.

(a) Right of Optional Redemption. The Series B Preferred Stock is not redeemable prior to the fifth year anniversary of the issuance of the Series B Preferred Stock, has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Corporation continues to qualify as a real estate investment trust (“REIT”) for federal income tax purposes, the Series B Preferred Stock will be subject to the provisions of Article VII of the Charter. Pursuant to Article VII, and without limitation of any provisions of such Article VII, Series B Preferred Stock, together with other equity stock of the Corporation, owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in the Charter) will automatically be transferred to a Trust (as defined in the Charter) for the benefit of a Charitable Beneficiary (as defined in the Charter). On and after the fifth year anniversary of the issuance of the Series B Preferred Stock, the Corporation, at its option and upon not less than 30 nor more than 60 days’ written notice, may redeem shares of the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 5(c) below), without interest. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation.

(b) Limitations on Redemption. Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchange for capital stock of the Corporation ranking junior to the Series B Preferred Stock as to the payment of distributions and the distribution of assets upon liquidation); provided, however, that the foregoing shall not prevent such action by the Board of Directors or its designees pursuant to Article VII in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

(c) Rights to Dividends on Shares Called for Redemption. Immediately prior to any redemption of Series B Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock which is redeemed.

(d) Procedures for Redemption.

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

(ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series B Preferred Stock to be redeemed; (D) the place or places where the Series B Preferred Stock is to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(iii) If notice of redemption of any shares of Series B Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series B Preferred Stock shall be redeemed by the Corporation at the redemption price plus any accrued and unpaid dividends payable upon such redemption. In case less than all the shares of Series B Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series B Preferred Stock without cost to the holder thereof.

(iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

(A) the Corporation shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(e) Application of Article VII. The shares of Series B Preferred Stock are subject to the provisions of Article VII of the Charter, including, without limitation, the provision for the redemption of shares transferred to the Trust (as defined in such Article). For this purpose, the market price of the Series B Preferred Stock shall equal $25.00 per share, plus all accrued and unpaid dividends on the shares of Series B Preferred Stock.

(f) Status of Redeemed Shares. Any shares of Series B Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued preferred stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board of Directors.

(6) VOTING RIGHTS.

(a) Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below.

(b) Whenever dividends on any shares of Series B Preferred Stock or any series of preferred stock ranking on parity as to payment of dividends with the Series B Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Dividend Default”), the holders of such shares of Series B Preferred Stock (voting separately as a class with any other classes or all other series of our preferred stock ranking on a parity with the Series B Preferred Stock as to the payment of distributions and the distribution of assets upon liquidation (“Parity Preferred”), upon which like voting rights have been conferred and are exercisable), will be entitled to vote for the election of a total of two additional directors of the Corporation, provided that any such directors, if elected, shall not cause the Corporation to violate the requirement of Section 303A.02 of the New York Stock Exchange Listed Company Manual, or any successor provision thereto, that the Corporation have a majority of independent directors (the “Preferred Stock Directors”), and the number of directors on the Board of Directors shall increase by two, at a special meeting called by the holders of record of at least 20% of the Series B Preferred Stock or the holders of any other series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders in which event such meeting shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on such shares of Series B Preferred Stock and any series of preferred stock ranking on parity as to payment of dividends with the Series B Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

(c) If and when all accumulated dividends and the dividend for the then current dividend period on the Series B Preferred Stock and any series of preferred stock ranking on parity as to payment of dividends with the Series B Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series B Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Default) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall decrease by two. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series B Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with the Parity Preferred upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class with all series of Parity Preferred that the Corporation may issue upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to the Series B Preferred Stock with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized capital stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; (ii) amend, alter or repeal any of the provisions of the Charter, so as to materially and adversely affect any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series B Preferred Stock or the holders thereof; provided, however, that any increase or decrease in the number of the authorized preferred stock (subject to the limit that the number of authorized shares of preferred stock shall not be decreased below the number issued and outstanding at such time), including the number of Series B Preferred Stock (subject to the limit that the number of authorized shares of Series B Preferred Stock shall not be decreased below the number issued and outstanding at such time), or the creation or issuance of any additional Series B Preferred Stock or other series of preferred stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series B Preferred Stock that the Corporation may issue with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up, shall be deemed not to materially and adversely affect such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption; or (iii) enter into, approve, or otherwise facilitate a binding share exchange or reclassification involving the Series B Preferred Stock that materially and adversely affects any of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series B Preferred Stock or a consolidation, merger or similar transaction involving the Corporation unless in the case of a binding share exchange, reclassification, consolidation, merger or other similar transactions the shares of Series B Preferred Stock remain outstanding with preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption materially unchanged or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case with preferences, conversion or other rights, voting powers, restrictions, limitation as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series B Preferred Stock that are not individually or in the aggregate materially less favorable to the holders of the Series B Preferred Stock than the preferences, conversion or other rights, voting powers, restrictions, limitation as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series B Preferred Stock as described herein.

(e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7) CONVERSION. The Series B Preferred Stock is not convertible into or exchangeable for any property or securities of the Corporation.

SECOND: The 7,500,000 shares of Series B Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Secretary and President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 25 day of May, 2004.

ATTEST:		IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ Ronald M. Morrison	By:	/s/ William S. Ashmore	(SEAL)
	Name: Ronald M. Morrison Title: Secretary		Name: William S. Ashmore Title: President